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                                                                   Exhibit 23.1



              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1998 Nonstatutory Stock Option Plan and the Amended 1993 Stock Option Plan of NeoMagic Corporation of our reports dated February 6, 1998, with respect to the consolidated financial statements and schedule of NeoMagic Corporation included in its Annual Report (Form 10-K) for the year ended January 31, 1998, filed with the Securities and Exchange Commission.

San Jose, California
June 19, 1998